Exhibit 99

Release:	On receipt, March 2, 2022
Media Contact:	Jane Slusark, 515-362-0482, slusark.jane@principal.com
Investor Contact:	John Egan, 515-235-9500, egan.john@principal.com

Principal Financial Group Announces 2022 Outlook

(Des Moines, Iowa) – Principal Financial Group® (Nasdaq: PFG) announced its 2022 financial guidance today, including strong growth from its refined business portfolio and $2.5-$3.0 billion of planned capital returned to shareholders. The guidance includes the expected impacts of the reinsurance transactions announced in January for the company’s in-force U.S. retail fixed annuity and universal life insurance with secondary guarantee (“ULSG”) blocks of business and additional transactions to improve capital efficiency.

Dan Houston, chairman, president, and CEO, and Deanna Strable, CFO, will provide additional details and take questions along with other members of the Principal executive team during a conference call at 10 a.m. EST today, March 2, 2022. Slides with additional details of the 2022 outlook are available at principal.com/investor. The leaders will speak to total company and individual business unit outlooks, highlighting how its growth drivers of retirement in the U.S. and emerging markets, global asset management, and U.S. benefits and protection, will continue to positively position the company in 2022.

Key takeaways and total company guidance

•	Strong growth in non-GAAP operating earnings per share (EPS) of 10-13% in 2022 from the company’s refined business portfolio compared to 2021, excluding significant variances in both periods. This excludes an estimated (4)-(5)% impact due to lost earnings and stranded costs from the transactions partially offset by a benefit from additional share repurchases from the net proceeds, resulting in an estimated 6-8% growth in EPS post-transactions and excluding anticipated significant variances.

•	Plan to return $2.5-$3.0 billion of capital to shareholders in 2022, including $2.0-$2.3 billion of share repurchases and a 40% dividend payout ratio.

•	Transactions meaningfully enhance future financial and risk profile of the company.

•	Well positioned to achieve total company financial targets in 2023, fueled by strong organic growth in the businesses.

•	Guidance reflects macroeconomic assumptions as of Dec. 31, 2021.

2022 business unit guidance

The 2022 guidance ranges should be applied to the full year 2021 revenue amounts excluding significant variances as shown in the table below and illustrated further in Exhibit 1.

Business unit	Guidance measure	2021 revenue, as reported (in millions)	2021 revenue, excluding significant variances[1] (in millions)	2022 revenue growth & margin guidance, excluding significant variances[2]
RIS-Fee	Net revenue[3]	$2,038	$2,116	3-6%
	Pre-tax return on net revenue[3]			25-29%
RIS-Spread	Net revenue	$928	$685	(20)-(25)%
	Pre-tax return on net revenue			75-80%
Principal Global Investors	Operating revenues less pass-through expenses[4]	$1,668	$1,668	2-6%
	Pre-tax return on operating revenues less pass-through expenses[5]			39-42%
Principal International	Combined net revenue (at PFG share)[6]	$972	$963	(2)-2%
	Pre-tax return on combined net revenue (at PFG share)			30-34%
Specialty Benefits	Premium and fees[7]	$2,530	$2,530	6-10%
	Pre-tax return on premium and fees[7]			12-16%
	Incurred loss ratio			60 - 64%
Individual Life	Premium and fees	$1,254	$1,268	(23)-(27)%
	Pre-tax return on premium and fees			16-20%

Transaction impacts

The reinsurance transaction is expected to close in the second quarter of 2022, with a Jan. 1, 2022 effective date. Second quarter 2022 financial results will reflect a year-to-date true-up for the associated revenue and earnings that will be transferred to the transaction counterparty. Impacts include:

•	Approximately $(130) million impact to after-tax non-GAAP operating earnings for full year 2022, including lost earnings in RIS-Spread, Individual Life, and Principal Global Investors as well as stranded costs that will be eliminated within 24 months after close

1 Excludes the impacts from the significant variances called out in 2021 earnings calls; see Exhibit 1 for details.

2 Excludes estimated COVID-19 related mortality/morbidity impacts in RIS-Spread, Specialty Benefits and Individual Life; and Institutional Retirement and Trust (IRT) integration expenses in RIS-Fee.

3 Net revenue = operating revenues less benefits, claims and settlement expenses less dividends to policyholders. Pre-tax return on net revenue = pre-tax operating earnings divided by net revenue.

4 The company has provided reconciliations of the non-GAAP measures to the most directly comparable U.S. GAAP measures at the end of the release. The company has determined this measure is more representative of underlying operating revenues growth for PGI as it removes commissions and other expenses that are collected through fee revenue and passed through expenses with no impact to pre-tax operating earnings.

5 Pre-tax return on operating revenues less pass-through expenses = pre-tax operating earnings, adjusted for noncontrolling interest divided by operating revenues less pass-through expenses.

6 Combined net revenue (a non-GAAP financial measure): net revenue for all PI companies at 100% less pass-through commissions. The company has determined combined net revenue (at PFG share) is more representative of underlying net revenue growth for PI as it reflects our proportionate share of consolidated and equity method subsidiaries. In addition, using this net revenue metric provides a more meaningful representation of our profit margins.

7 Premium and fees = premiums and other considerations plus fees and other revenues. Pre-tax return on premium and fees = pre-tax operating earnings divided by premium and fees.

•	Expected deployable proceeds of $800 million, as previously announced

Anticipated significant variances

The 2022 guidance ranges exclude certain anticipated significant variances in 2022. These items will be called out on earnings calls as they occur throughout 2022.

•	Estimating $(15)-$(20)M after-tax earnings impact for every 100,000 U.S. COVID-related deaths
o	Increase from the prior $(10)M estimated after-tax impact, reflecting transactions and a greater impact on working age populations
o	Reflects pre-tax impacts of approximately $(20)M in Specialty Benefits, $(15)M in Individual Life, partially offset by +$10M in RIS-Spread for every 100,000 U.S. COVID related deaths
o	Estimating 270,000 U.S. COVID deaths in 2022 with a majority occurring in 1Q 2022.
•	Estimated $10 million pre-tax of integration expenses related to the IRT business in RIS-Fee; integration was completed during the first quarter of 2022.

Assumptions

The outlook for 2022 reflects:

•	Corporate segment pre-tax operating losses of $(370)-$(400) million; includes a portion of the aforementioned stranded costs from the reinsurance transaction;
•	U.S. GAAP total company net income effective tax rate of 13-16%; total company non-GAAP operating earnings effective tax rate[8] of 17-20%;
•	Weighted average diluted shares outstanding range of 248-256 million;
•	8% equity market annual total return (6% price appreciation) as of Dec. 31, 2021;
•	Interest rates follow forward curve as of Dec. 31, 2021; and
•	future foreign exchange rates follow external consensus[9] as of January 2022.

Conference call information

You can access the Wednesday, March 2, conference call several ways:

•	Connect to principal.com/investor to listen to a live Internet webcast.
o	Please go to the website at least 10-15 minutes prior to the start of the call to register, and to download/install any necessary audio software.

•	Via telephone by dialing in the following numbers approximately 10 minutes prior to the start of the call.
o	833-875-0582 (U.S. and Canadian callers)
o	216-562-0095 (International callers)

•	An audio replay will be available approximately two hours after the live outlook call via:
o	Online at principal.com/investor
o	Telephone:
▪	855-859-2056 (U.S. and Canadian callers)
▪	404-537-3406 (International callers)
▪	Access code: 5582914

▪	The replay will be available through March 9, 2022

8 The operating earnings effective tax rate is a non-GAAP financial measure and differs from the U.S. GAAP net income effective tax rate primarily due to net realized capital gains and losses (NRCG) and income (loss) associated with exited businesses through reinsurance. Our 2022 effective tax rate guidance does not contemplate impacts from potential changes in the U.S. federal corporate tax rate.

9 Latin America uses local Central Bank estimates; Asia uses Bloomberg.

Forward looking and cautionary statements

Certain statements made by the company which are not historical facts may be considered forward-looking statements, including, without limitation, statements as to non-GAAP operating earnings, net income attributable to PFG, net cash flow, realized and unrealized gains and losses, capital and liquidity positions, sales and earnings trends, and management’s beliefs, expectations, goals and opinions. The company does not undertake to update these statements, which are based on a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Future events and their effects on the company may not be those anticipated, and actual results may differ materially from the results anticipated in these forward-looking statements. The risks, uncertainties and factors that could cause or contribute to such material differences are discussed in the company’s annual report on Form 10-K for the year ended Dec. 31, 2021, filed by the company with the U.S. Securities and Exchange Commission, as updated or supplemented from time to time in subsequent filings. These risks and uncertainties include, without limitation: adverse capital and credit market conditions may significantly affect the company’s ability to meet liquidity needs, access to capital and cost of capital; conditions in the global capital markets and the economy generally; volatility or declines in the equity, bond or real estate markets; changes in interest rates or credit spreads or a sustained low interest rate environment; the elimination of the London Inter-Bank Offered Rate (“LIBOR”); the company’s investment portfolio is subject to several risks that may diminish the value of its invested assets and the investment returns credited to customers; the company’s valuation of investments and the determination of the amount of allowances and impairments taken on such investments may include methodologies, estimations and assumptions that are subject to differing interpretations; any impairments of or valuation allowances against the company’s deferred tax assets; the company’s actual experience for insurance and annuity products could differ significantly from its pricing and reserving assumptions; the pattern of amortizing the company’s DAC asset and other actuarial balances on its universal life-type insurance contracts, participating life insurance policies and certain investment contracts may change; changes in laws, regulations or accounting standards; the company may not be able to protect its intellectual property and may be subject to infringement claims; the company’s ability to pay stockholder dividends, make share repurchases and meet its obligations may be constrained by the limitations on dividends or other distributions Iowa insurance laws impose on Principal Life; litigation and regulatory investigations; from time to time the company may become subject to tax audits, tax litigation or similar proceedings, and as a result it may owe additional taxes, interest and penalties in amounts that may be material; applicable laws and the company’s certificate of incorporation and by-laws may discourage takeovers and business combinations that some stockholders might consider in their best interests; competition, including from companies that may have greater financial resources, broader arrays of products, higher ratings and stronger financial performance; technological and societal changes may disrupt the company’s business model and impair its ability to retain existing customers, attract new customers and maintain its profitability; damage to the company’s reputation; a downgrade in the company’s financial strength or credit ratings; client terminations, withdrawals or changes in investor preferences; the company’s hedging or risk management strategies prove ineffective or insufficient; inability to attract, develop and retain qualified employees and sales representatives and develop new distribution sources; an interruption in information technology, infrastructure or other internal or external systems used for business operations, or a failure to maintain the confidentiality, integrity or availability of data residing on such systems; international business risks including changes to mandatory pension schemes; risks arising from participation in joint ventures; the company may need to fund deficiencies in its “Closed Block” assets; a pandemic, terrorist attack, military action or other catastrophic event; the ongoing COVID-19 pandemic and the resulting financial market impacts; the company’s reinsurers could default on their obligations or increase their rates; risks arising from acquisitions of businesses; risks related to the company’s acquisition of Wells Fargo Bank, N.A.’s IRT business; risks in completing the company’s announced reinsurance transaction for its in-force U.S. retail fixed annuity and universal life with secondary guarantee blocks of business within the terms or timing contemplated; loss of key vendor relationships or failure of a vendor to protect information of our customers or employees; the company’s enterprise risk management framework may not be fully effective in identifying or mitigating all of the risks to which the company is exposed; and global climate change.

Use of Non-GAAP financial measures

The company uses a number of non-GAAP financial measures that management believes are useful to investors because they illustrate the performance of normal, ongoing operations, which is important in understanding and evaluating the company’s financial condition and results of operations. They are not, however, a substitute for U.S. GAAP financial measures. Therefore, the company has provided reconciliations of the non-GAAP measures to the most directly comparable U.S. GAAP measure at the end of the release. The company adjusts U.S. GAAP measures for items not directly related to ongoing operations. However, it is possible these adjusting items have occurred in the past and could recur in future reporting periods. Management also uses non-GAAP measures for goal setting, as a basis for determining employee and senior management awards and compensation and evaluating performance on a basis comparable to that used by investors and securities analysts.

About Principal®10

Principal Financial Group® (Nasdaq: PFG) is a global financial company with over 18,000 employees11 passionate about improving the wealth and well-being of people and businesses. In business for more than 140 years, we’re helping more than 50 million customers11 plan, insure, invest, and retire, while working to improve our planet, support the communities where we do business, and build a diverse, inclusive workforce. Principal® is proud to be recognized as one of the World’s Most Ethical Companies12, a member of the Bloomberg Gender Equality Index, and a Top 10 “Best Places to Work in Money Management13.” Learn more about Principal and our commitment to sustainability, inclusion, and purpose at principal.com.

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10 Principal, Principal and symbol design and Principal Financial Group are trademarks and service marks of Principal Financial Services, Inc., a member of the Principal Financial Group.

11 As of December 31, 2021

12 Ethisphere Institute, 2021

13 Pensions & Investments, 2020

Principal Financial Group, Inc.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

(in millions)

Full year 2021
Principal Global Investors Operating Revenues Less Pass-Through Expenses:
Operating revenues	$1,828
Commissions and other expenses	(160)
Operating revenues less pass-through expenses	$1,668

Principal International Combined Net Revenue (at PFG Share)
Pre-tax operating earnings	$309
Combined operating expenses other than pass-through commissions (at PFG share)	663
Combined net revenue (at PFG share)	$972

Exhibit 1

The table below provides the revenue impacts by business unit of the significant variances called out on the 2021 earnings calls14.

			Impacts of the 2021 significant variances (in millions)
Business unit	Revenue metric	2021 revenue, as reported	Actuarial assumption review	COVID-19 impacts	Other[15]	2021 revenue, excluding significant variances
RIS-Fee	Net revenue	$2,038	$(78)	-	-	$2,116
RIS-Spread	Net revenue	$928	-	$65	$178	$685
Principal Global Investors	Operating revenues less pass-through expenses	$1,668	-	-	-	$1,668
Principal International	Combined net revenue (at PFG share)	$972	$(5)	-	$13	$963
Specialty Benefits	Premium and fees	$2,530	-	-	-	$2,530
Individual Life	Premium and fees	$1,254	$(10)	-	$(3)	$1,268

14 Numbers may not add due to rounding.

15 Other significant variances in 2021 include 1) higher than expected variable investment income in RIS-Spread and Principal International; 2) impacts from inflation and lower than expected encaje performance in Principal International; and 3) model refinement in Individual Life.